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CUSIP No. 4569108


                                    Exhibit 6

                                    GUARANTEE

I. GUARANTEE. In consideration of the financial accommodations given or to be given or continued to Northeast Hampton Holdings, LLC (hereinafter called "Borrower") by Carle C. Conway, Cotter C. Conway, Carolyn C. Conway, the Sibley Family Trust and the Carle and Ann Conway Family Trust (hereinafter called "Creditors"), and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby guarantees the prompt payment when due, by acceleration or otherwise, of any and all present and future obligations of any nature of Borrower to the Creditors, their trustees, beneficiaries, executor, heirs, legal representatives, and assigns, including without limitation any interest thereon, attorney's fees, costs, and expenses of collection and of realization on collateral incurred by the Creditors in enforcing any such obligations (the "Obligations").

II. NOTICE. The undersigned hereby expressly waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest of any and all obligations, and also waives notice of acceptance of this Guarantee.


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CUSIP No. 4569108


III. UNCONDITIONAL GUARANTEE. This Guarantee is absolute, unconditional and continuing. Creditor may at any time and from time to time, without the consent of or notice to the undersigned and without incurring responsibility to the undersigned or impairing or releasing obligation of the undersigned hereunder, upon or without any terms or conditions and in whole or in part, make any arrangements with the Borrower, or with any other persons, or regarding any property held or assigned as security for the debts and liabilities for the Borrower, without affecting this Guarantee.

IV. CIRCUMSTANCES NOT AFFECTING GUARANTEE. Circumstances which will not change or limit the undersigned's obligation on this Guarantee include without limitation:

(a) dissolution, bankruptcy, or insolvency of the Borrower;

(b) death or disability or the undersigned;

(c) the renewal or alteration or change in any obligation or term thereof, including without limitation the manner, place, or terms of payment of or any change or extension in the time of payment of any obligations incurred directly or indirectly in respect thereof, and this Guarantee shall apply to any and all obligations of the Borrower as so changed, extended, renewed, or altered;


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CUSIP No. 4569108


(d) the sale, exchange, release, or surrender of, realization upon, or other dealing with, in any manner and in any order, any property by whomsoever at any time pledged, assigned, or mortgaged to secure in any manner the obligations hereby guaranteed or any obligations (including those hereunder) incurred directly or indirectly in respect thereof or hereof;

(e) the exercising or refraining from the exercise of any rights against the Borrower or others including the undersigned;

(f) the release, settlement or compromise of any obligation hereby guaranteed, or any security therefor;

(g) the unenforceability, invalidity, or irregularity of any obligation of the Borrower;

(h) the failure by the Creditors to record, file, or otherwise perfect a mortgage, security interest, assignment or other interest in any property held or assigned as security for the obligations of the Borrower;

(i) the release by the Creditors of anyone responsible for the debts and liabilities of the Borrower; or

(j) to the extent permitted by law, any other event, action, or circumstance that would, in the absence of this section, result in the release or discharge of the under-


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CUSIP No. 4569108



signed from the performance or observance of any obligation, covenant, or agreement contained in this Guarantee or otherwise would constitute a legal or equitable discharge of the undersigned as guarantors.

V. RELATED DOCUMENTS. The undersigned hereby expressly accepts and consents to all the terms and conditions contained in the Note and Stock Purchase Agreement, Pledge, and Security Agreement, Term Notes, Escrow Agreement and Guarantee, or other evidence of indebtedness from Borrower to the Creditors.

VI. CONTINUITY. The undersigned acknowledges and agrees that this Guarantee is binding upon the undersigned, and his legal representatives, heirs, executors, administrators, and assigns.

VII. WAIVER. No delay on the part of the Creditors in exercising any of their rights, or partial exercise thereof, shall constitute a waiver thereof. No waiver of any of their rights hereunder or modification or amendment of this Guarantee shall be deemed to be made by the Creditors unless the same shall be in writing, duly signed by each Creditor and each such waiver, if any, shall apply only with respect to the specific instances involved, and shall in no way impair the rights of the Creditors or


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CUSIP No. 4569108


the obligations of the undersigned to the Creditors in any other respect at any other time.

VIII. BANKRUPTCY OF BORROWER. Any liability of the undersigned which would otherwise have been terminated by any payment by the Borrower shall be fully revived and reinstated, and the Creditors' rights hereunder shall continue, with respect to any obligations paid by Borrower which shall thereafter be required to be restored or returned by the Creditors upon the reorganization, bankruptcy, or insolvency of Borrower or for any other reason.

IX. COSTS OF COLLECTION. The undersigned agrees to pay any and all costs or expens- es, including legal fees, of the Creditors in enforcing this Guarantee or any related obligation.

X. SUBROGATION. Notwithstanding anything to the contrary stated herein, in the event that Borrower is ever the subject of any voluntary or involuntary bankruptcy or other similar insolvency proceeding pursuant to applicable state or federal law, the under- signed hereby irrevocably waives any claims or rights, including, without limitation, any right of subrogation, which the undersigned may now possess or subsequently acquire against the Borrower or its bankruptcy estate, arising form the undersigned's


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CUSIP No. 4569108



execution of, or payment under, this Guarantee, and the undersigned agrees that in such instances it shall have no recourse, at law or in equity against Borrower or its bankruptcy estate arising from any liability imposed upon, or incurred by, the undersigned as a result of the undersigned's execution of this Guarantee.

IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee this 23rd day of February, 1998.

                                                       /s/ James A. Villa
                                                       -------------------
                                                       James A. Villa